Exhibit 28(h)(2)(i) - Amendment to Uncommitted Credit Facility Agreement

                                              April 1, 2011

Midas Family of Funds
11 Hanover Square
New York, NY  10005

Attention:  John F. Ramírez, Vice President

RE:  Eighth Amendment to Uncommitted Secured Redemption Facility

Ladies and Gentlemen:

Pursuant to an amended and restated loan agreement dated July 18, 2003 (as amended, the “Loan Agreement”), State Street Bank and Trust Company (the “Bank”) has made available a $25,000,000 uncommitted secured redemption line of credit (the “Uncommitted Line”) to the Midas Fund, Inc., Midas Special Fund, Inc., and Midas Perpetual Portfolio, Inc., each a Maryland corporation (each, a “Borrower”), as indicated on the Appendix I attached to the Loan Agreement.  Obligations of each Borrower with respect to loans made to it pursuant to the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $25,000,000 dated as of April 27, 2007 (the “Existing Note”), and are secured by the Collateral described in Collateral Notices delivered pursuant to the mutual fund security agreement (each, a “Security Agreement”) executed prior to the date hereof between such Borrower, on the one hand, and the Bank, on the other.  Capitalized terms not hereinafter defined shall have the same meanings as described in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Uncommitted Line for an additional 364-day period from the date hereof, to increase the Uncommitted Line Amount to $30,000,000 and to otherwise amend the Loan Agreement and related documents as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Borrowers and the Bank hereby agree as follows:

I.              Amendments to Loan Agreement

1.           The second paragraph of the Loan Agreement is hereby amended by replacing the dollar amount “$25,000,000” with the dollar amount “$30,000,000”.

2.           Section I.1 of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:  “The Uncommitted Line shall expire on March 30, 2012 (the “Expiration Date”), unless extended in the discretion of the Bank or terminated by the Borrowers as provided herein.”

3.           Section I.2 of the Loan Agreement is hereby amended by replacing each reference to the dollar amount “$25,000,000” appearing therein with a reference to the dollar amount “$30,000,000”.

4.           Section I.2 of the Loan Agreement is hereby further amended by replacing the reference to the percentage “20%” appearing therein with a reference to the percentage “30%”.

5.           Section II.13. of the Loan Agreement is hereby amended by restating the following definition appearing therein to read in its entirety as follows:

“Committed Secured Leveraging Facility” shall mean that certain committed secured line of credit facility not to exceed $30,000,000 made available by the Bank to one or more of the Borrowers pursuant to an amended and restated loan agreement dated July 18, 2003, as subsequently amended.

6.           Each of Exhibit A, Exhibit B and Exhibit C attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit A, Exhibit B and Exhibit C attached hereto are substituted, respectively, therefor.

II.           Execution of Amended and Restated Note

As a condition to the effectiveness hereof, the Borrowers shall execute and deliver to the Bank an amended and restated promissory note dated as of the date hereof in the original principal amount of $30,000,000 (the "Amended and Restated Note"), which shall amend, restate, supersede and replace the Existing Note in the form attached as Exhibit A hereto and any and all previous promissory notes made by the Borrowers to the order of the Bank in connection with the Uncommitted Line.  Any Loans outstanding as of the date hereof shall be deemed to be outstanding under the Amended and Restated Note, and each of the Borrowers agrees that any subsequent Loans made to such Borrower by the Bank shall be evidenced by the Amended and Restated Note.  All references to the “Note” in any of the Loan Documents shall hereafter be deemed to be references to the Amended and Restated Note.

III.           Condition to Effectiveness

As an inducement for the Bank to enter into this letter agreement, the Borrowers agree to execute and deliver the following as applicable on or before the effective date of this letter agreement:

(a)           the Amended and Restated Note;

(b)           with respect to each Borrower, a Certificate as to Organization, Standing, and Proceedings with attached (i) copies of all amendments to such Borrower’s Articles of Incorporation from the Department of Assessments and Taxation of the State of Maryland since date of last delivery to Bank (or certification as to no changes since such date); (ii) copy of any amendments to such Borrower’s by-laws since date of last delivery to Bank (or certification as to no changes since such date); and (iii) resolutions of the Board of Directors authorizing the renewal and increase of the Uncommitted Line;

(c)           Certificates of Incumbency of each Borrower with sample signatures;

(d)           Certificates of legal existence and good standing of each Borrower;

(e)           Federal Reserve Regulation U-1 forms executed by each Borrower;

(f)           Payment of $7,500 non-refundable fee for renewing the Uncommitted Line from the Borrowers to the Bank for their own account, which fee shall be fully earned by the Bank upon the date of this letter agreement; and

(f)           a legal opinion of counsel as to the Borrowers satisfactory to the Bank.

IV.           Miscellaneous

1.           Other than as amended hereby, all terms and conditions of each of the Loan Agreement and the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof.  Without limiting the generality of the foregoing, each of the Borrowers hereby ratifies and affirms its obligations under its respective Security Agreement, and hereby agrees that the pledges and security interests granted by it in the Collateral described therein shall continue to secure its Obligations to the Bank under the Loan Documents, as amended hereby.

2.           Each of the Borrowers represents and warrants to the Bank as follows:  (a) no Default with respect to such Borrower has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in Section II(2) of the Loan Agreement is true and correct with respect to such Borrower in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement, the Loan Agreement, as amended hereby, the Security Agreement with respect to such Borrower, the Amended and Restated Note, and each of the other Loan Documents to which it is a party (collectively, the “Amended Documents”):  (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals, including from any governmental authority, other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the by-laws, certificate or articles of incorporation or organization or other organizational documents of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and (d) each of the Amended Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3.           This letter agreement shall be deemed to be an instrument under seal to be governed by the laws of The Commonwealth of Massachusetts.

4.           This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

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Midas Family of Funds
Uncommitted Line
April 1, 2011

If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST
COMPANY

By: /s/Christopher Ducar
         Christopher Ducar, Vice President

Acknowledged and Accepted:

MIDAS FUND, INC.

By: John F. Ramirez
Name: John F. Ramírez
Title:   Vice President

MIDAS SPECIAL FUND, INC.

By: John F. Ramirez
Name: John F. Ramírez
Title:   Vice President

MIDAS PERPETUAL PORTFOLIO, INC.

By: John F. Ramirez
Name: John F. Ramírez
Title:   Vice President

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: /s/Christopher Ducar

Title: Vice President

APPENDIX I

Borrower	Investment Adviser
Midas Fund, Inc.	Midas Management Corporation
Midas Special Fund, Inc.	Midas Management Corporation
Midas Perpetual Portfolio, Inc.	Midas Management Corporation